Exhibit 10.1

sponsor SUPPORT AGREEMENT

This SPONSOR SUPPORT AGREEMENT (this “Agreement”), dated as of August 4, 2025, is entered into by and among FG Merger II Corp., a Nevada corporation (together with its successors, “Acquiror”), and FG Merger Investors II LLC, a Nevada limited liability company (the “Supporting Holder”). Capitalized terms used but not otherwise defined in this Agreement shall have the respective meanings ascribed to such terms in the Merger Agreement (as defined below).

WHEREAS, Acquiror, FG Merger Sub Corp., a Nevada corporation and wholly-owned subsidiary of Acquiror (“Merger Sub”), and BOXABL Inc., a Nevada corporation (the “Company”), propose to enter into, simultaneously herewith, an Agreement and Plan of Merger (the “Merger Agreement”), a copy of which has been made available to the Supporting Holder, which provides, among other things, that, upon the terms and subject to the conditions thereof, (a) Merger Sub will be merged with and into the Company (the “First Merger”), with the Company surviving the First Merger as a wholly owned subsidiary of Acquiror (the “First-Step Surviving Company”) and (b) immediately following the First Merger, the First-Step Surviving Company will merge with and into Acquiror in accordance with the applicable provisions of the Nevada Act and the TBOC (the “Second Merger” and, together with the First Merger, the “Mergers”), with Acquiror continuing as the surviving entity;

WHEREAS, as of the date hereof, the Supporting Holder is the sole record owner and the beneficial (as such term is defined in Rule 13d-3 under the Exchange Act, which meaning shall apply for all purposes of this Agreement whenever the term “beneficial” or “beneficially” is used) owner, and has sole voting power over the number of shares of Common Stock of the Acquiror, par value $0.0001 per share (“Acquiror Common Stock”), as set forth on the signature page hereto (all such shares of Acquiror Common Stock as set forth on the signature page hereto and any other shares of Acquiror Common Stock the Supporting Holder may hereafter acquire prior to the termination of this Agreement pursuant to Section 5.2 shall be referred to herein collectively as the Supporting Holder’s “Subject Shares”); and

WHEREAS, as a condition to the Company’s willingness to enter into the Merger Agreement, and as an inducement and in consideration for the Company to enter into the Merger Agreement, the Supporting Holder has agreed to enter into this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

ARTICLE I
AGREEMENT TO VOTE SUBJECT SHARES

1.1           Voting of Subject Shares The Supporting Holder holding Subject Shares hereby irrevocably and unconditionally agrees that, after the Registration Statement is declared effective by the SEC and prior to the termination of this Agreement, the Supporting Holder will at any meeting of the stockholders of the Acquiror (and at any adjournment or postponement thereof), however called, and in any written actions by consent of the stockholders of the Acquiror (whenever presented), cause the Subject Shares to be voted (including via proxy) in favor of (A) adoption and approval of the Merger Agreement in accordance with applicable Law and exchange rules and regulations, including approval of the Mergers, (B) approval of the issuance of shares of Total Share Consideration in connection with the Mergers, (C) election of directors effective as of the Closing as contemplated by Section 7.6(a) of the Merger Agreement, (D) adoption and approval of any other proposals as the SEC (or staff member thereof) may indicate are necessary in its comments to the Registration Statement or correspondence related thereto, (E) adoption and approval of any other proposals as reasonably agreed by Acquiror and the Company to be necessary or appropriate in connection with the transactions contemplated hereby, (F) approval of the Acquiror Charter Amendment, and (G) postponement or adjournment of the Acquiror Stockholders’ Meeting, if necessary, to permit further solicitation of proxies because there are not sufficient votes to approve and adopt any of the foregoing. Notwithstanding the foregoing, nothing in this Agreement shall preclude the Supporting Holder from exercising full power and authority to vote the Subject Shares in Supporting Holder’s sole discretion for or against any proposal submitted to a vote of the Acquiror Stockholders in respect of, or which contains or reflects, an Adverse Amendment (defined below).

1.2           No Inconsistent Agreements. Prior to the termination of this Agreement, the Supporting Holder shall not enter into any commitment, agreement, understanding, or similar arrangement to vote or give voting instructions or express consent or dissent in writing in any manner inconsistent with the terms of this Article I.

ARTICLE II
REPRESENTATIONS AND WARRANTIES OF THE SUPPORTING HOLDER

The Supporting Holder represents and warrants to Acquiror that:

2.1           Authorization; Binding Agreement.

(a)                 The Supporting Holder, if not a natural person, is duly organized, validly existing and in good standing (where such concept is recognized) under the Laws of the jurisdiction in which it is incorporated or constituted. The Supporting Holder has full legal capacity and power, right and authority to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby.

(b)                This Agreement has been duly and validly executed and delivered by the Supporting Holder and, assuming the due authorization, execution and delivery by Acquiror, constitutes a legal, valid and binding obligation of the Supporting Holder, enforceable against the Supporting Holder in accordance with its terms, except that such enforceability (i) may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws of general applicability affecting or relating to creditors’ rights generally and (ii) is subject to general principles of equity (the “Enforceability Limitations”).

2.2           Non-Contravention. Neither the execution and delivery of this Agreement by the Supporting Holder nor performance by the Supporting Holder of the obligations herein nor the compliance by the Supporting Holder with any provisions herein will (a) if not a natural person, violate the certificate or articles of incorporation, bylaws or other governing documents of the Supporting Holder, (b) require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority or any other Person on the part of the Supporting Holder, except as provided in the (i) Acquiror Charter or (ii) the Acquiror Bylaws (together with the Acquiror Charter, the “Acquiror Governing Documents”), (c) result (or, with the giving of notice, the passage of time or otherwise, would result) in the creation or imposition of any Encumbrance (as defined below) on the Subject Shares, other than any Permitted Encumbrance (as defined below), or (d) violate any Law applicable to the Supporting Holder or by which any of the Supporting Holder’s Subject Shares are bound, except, in the case of each of clauses (b), (c) and (d), as would not reasonably be expected to materially impair the Supporting Holder’s ability to perform its obligations hereunder.

2.3           Ownership of Shares; Total Shares. As of the date hereof, the Supporting Holder is the record and beneficial owner of all of the Subject Shares set forth on as set forth on the signature page hereto and has good and marketable title to all of such Subject Shares, free and clear of any encumbrances, security interests, claims, pledges, proxies, options, right of first refusals, voting restrictions, limitations on dispositions, voting trusts or agreements, options or any other liens or restrictions on title, transfer or exercise of any rights of a stockholder in respect of such Subject Shares (collectively, “Encumbrances”), except for any such Encumbrance that may be imposed pursuant to (a) this Agreement, (b) any lock-up agreement entered into by and between the Supporting Holder, Acquiror and the Company, (c) any applicable restrictions on transfer under applicable securities Laws, and (d) the Acquiror Governing Documents (collectively, “Permitted Encumbrances”). The Subject Shares as set forth on the signature page hereto constitute all of the Acquiror Common Stock owned by the Supporting Holder as of the date hereof and, other than such Subject Shares, as of the date of this Agreement, there are no other shares of Acquiror Common Stock held of record or beneficially owned by the Supporting Holder or in respect of which the Supporting Holder has full voting power.

2.4           Voting Power. The Supporting Holder has, as of the date hereof and, except pursuant to a Permitted Transfer, will have until the termination of this Agreement, sole voting power and full power to agree to all of the matters set forth in this Agreement, in each case with respect to all the Supporting Holder’s Subject Shares currently owned or hereinafter acquired. None of the Supporting Holder’s Subject Shares are subject to any stockholders’ agreement, proxy, voting trust or other agreement, arrangement or restriction of any kind or nature with respect to the voting of such Subject Shares, except for the Acquiror Governing Documents.

2.5           Reliance. The Supporting Holder understands and acknowledges that Acquiror is entering into the Merger Agreement in reliance upon the Supporting Holder’s execution, delivery and performance of this Agreement.

2.6           Brokers. Other than as expressly contemplated by the Merger Agreement or the disclosure schedules thereto, no broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of the Supporting Holder.

2.7           Adequate Information. The Supporting Holder acknowledges that the Supporting Holder is a sophisticated investor with respect to the Supporting Holder’s Subject Shares and has adequate information concerning the business and financial condition of the Company and Acquiror to make an informed decision regarding the transactions contemplated by this Agreement and has, independently and without reliance upon Acquiror, the Company or any affiliate thereof, and based on such information as the Supporting Holder has deemed appropriate, made the Supporting Holder’s own analysis and decision to enter into this Agreement. The Supporting Holder acknowledges that the Supporting Holder has received and reviewed this Agreement and the Merger Agreement and has had the opportunity to seek independent legal advice prior to executing this Agreement.

ARTICLE III
REPRESENTATIONS, WARRANTIES AND COVENANTS OF ACQUIROR

Acquiror represents, warrants and covenants to the Supporting Holder that:

3.1           Organization and Qualification. Acquiror is duly organized, validly existing and in good standing under the Laws of the jurisdiction in which it is incorporated or constituted.

3.2           Authority for this Agreement. Acquiror has all requisite entity power and authority to execute, deliver and perform its obligations under this Agreement and to comply with any provisions herein. The execution and delivery of this Agreement by Acquiror has been duly and validly authorized by all necessary entity action on the part of Acquiror, and no other entity proceedings on the part of Acquiror are necessary to authorize this Agreement. This Agreement has been duly and validly executed and delivered by Acquiror and, assuming the due authorization, execution and delivery by the Supporting Holder, constitutes a legal, valid and binding obligation of each of Acquiror and Merger Sub, enforceable against Acquiror in accordance with its terms, subject to the Enforceability Limitations.

ARTICLE IV
ADDITIONAL COVENANTS OF THE SUPPORTING HOLDER

4.1           No Transfer; No Inconsistent Arrangements.

(a)                 Except for a Permitted Transfer, until the earlier of the Closing or the termination of the Merger Agreement in accordance with its terms, the Supporting Holder agrees that it shall not, directly or indirectly, (i) sell, assign, transfer (including by operation of Law), gift, pledge dispose of or otherwise encumber any of the Subject Shares or otherwise agree to do any of the foregoing (provided that any encumbrance that would not prevent, impair or delay the Supporting Holder’s ability to comply with the terms and conditions of this Agreement shall be permitted and will not be deemed to violate the restrictions set forth in this clause (i)), (ii) deposit any Subject Shares into a voting trust or enter into a voting agreement or arrangement or grant any proxy or power of attorney with respect thereto that is inconsistent with this Agreement, or (iii) other than in furtherance of the transactions contemplated by the Merger Agreement, enter into any contract, option or other arrangement or undertaking with respect to the direct or indirect acquisition or sale, assignment, transfer (including by operation of Law) or other disposition of any Subject Shares. Any action taken in violation of the foregoing sentence shall be null and void ab initio.

(b)                Section 4.1(a) shall not prohibit a transfer of Subject Shares by the Supporting Holder made: (i) if the Supporting Holder is an individual, by gift to a member of one of the Supporting Holder’s immediate family, an estate planning vehicle or to a trust, the beneficiary of which is a member of the Supporting Holder’s immediate family, an affiliate of such person or to a charitable organization; (ii) if the Supporting Holder is an individual, by virtue of laws of descent and distribution upon death of the Supporting Holder; (iii) if the Supporting Holder is an individual, pursuant to a qualified domestic relations order; (iv) if the Supporting Holder is not a natural person, by pro rata distributions from the Supporting Holder to its members, partners, or stockholders pursuant to the Supporting Holder’s organizational documents; (v) by virtue of applicable law or the Supporting Holder’s organizational documents upon liquidation or dissolution of the Supporting Holder; (vi) if the Supporting Holder is not a natural person, to any employees, officers, directors or members of the Supporting Holder, or to any Affiliates of the Supporting Holder; provided, however, that a transfer referred to in Section 4.1(b)(i), (iv), or (vi) shall be permitted only if, (A) as a precondition to such transfer, the transferee agrees in a written document, reasonably satisfactory in form and substance to Acquiror, to be bound by all of the terms of this Agreement, and (B) such transfer is effected no later than three (3) Business Days prior to the date on which the Registration Statement is declared effective (a “Permitted Transfer”).

4.2           Standstill. From the date of this Agreement until the earlier of the Closing or the termination of the Merger Agreement in accordance with its terms, the Supporting Holder shall not engage in any transactions involving the securities of Acquiror without Acquiror’s prior written consent; provided that this Section 4.2 shall not apply to transactions involving any securities of Acquiror held by the Supporting Holder as of or prior to the date of this Agreement.

4.3           No Legal Action. The Supporting Holder shall not, and shall cause its Affiliates not to and shall direct its Representatives not to, bring, commence, institute, maintain, voluntarily aid or prosecute any claim, appeal or proceeding which (a) challenges the validity of or seeks to enjoin the operation of any provision of this Agreement, or (b) alleges that the execution and delivery of this Agreement by the Supporting Holder breaches any duty that the Supporting Holder has (or may be alleged to have) to the Acquiror or to the other holders of Subject Shares; provided, that the foregoing shall not limit or restrict in any manner the rights of the Supporting Holder to enforce the terms of this Agreement.

4.4           Documentation and Information. The Supporting Holder shall permit and hereby consents to and authorizes Acquiror and the Company to publish and disclose in all documents and schedules filed with the SEC and, to the extent otherwise required by applicable securities Laws or the SEC or any other securities authorities, any press release or other disclosure document that Acquiror and/or the Company reasonably determines to be necessary in connection with the Mergers and any of the transactions contemplated by the Merger Agreement, a copy of this Agreement and the nature of the Supporting Holder’s commitments and obligations under this Agreement. The parties hereto agree that the Supporting Holder’s identity and ownership of the Subject Shares will not be included in a press release or other public disclosure (other than a filing with the SEC) without the Supporting Holder’s prior consent.

4.5           Adjustments; Acquisition of Additional Securities. In the event of any stock split, stock dividend or distribution, merger, reorganization, recapitalization, reclassification, combination, exchange of shares or the like of the capital stock of the Acquiror affecting the Supporting Holder’s Subject Shares, the terms of this Agreement shall apply to the resulting securities. In the event that the Supporting Holder acquires beneficial ownership of any additional Acquiror Common Stock (“New Securities”), or the right to vote or share in the voting of any such New Securities, then such New Securities acquired by the Supporting Holder shall be subject to the terms of this Agreement to the same extent as if they were owned or controlled by the Supporting Holder as of the date hereof.

4.6           Public Announcements. The Supporting Holder will not make any public announcement or issue any public communication regarding the Merger Agreement, the transactions contemplated thereby or any matter related to the foregoing, without the prior written consent of the Acquiror and the Company, except: (i) if such announcement or other communication is required by applicable Law or the rules of any stock exchange, in which case the disclosing Supporting Holder shall, to the extent permitted by applicable Law, first allow the Acquiror and the Company to review such announcement or communication and have the opportunity to comment thereon and the disclosing Supporting Holder shall consider such comments in good faith; (ii) to the extent such announcements or other communications contain only information previously disclosed in a public statement, press release or other communication previously approved in accordance with this Section 4.6; and (iii) announcements and communications to Governmental Authorities in connection with registrations, declarations and filings required to be made as a result of the Merger Agreement.

ARTICLE V
MISCELLANEOUS

5.1           Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given and received if delivered personally (notice deemed given upon receipt), by electronic mail (notice deemed given upon confirmation of receipt) or sent by a nationally recognized overnight courier service, such as Federal Express (notice deemed given upon receipt of proof of delivery); provided that the notice or other communication is sent to the address or email address set forth (i) if to Acquiror, to the address or email address set forth in Section 11.3 of the Merger Agreement and (ii) if to the Supporting Holder, to the Supporting Holder’s address or email address set forth on a signature page hereto, or to such other address or email address as such party may hereafter specify for the purpose by notice to each other party hereto.

5.2           Termination. This Agreement, the covenants and agreements contained herein and any proxy granted hereunder shall terminate automatically with respect to the Supporting Holder, without any notice or other action by any person, upon the first to occur of (a) the First Effective Time, (b) the valid termination of the Merger Agreement in accordance with its terms, and (d) the mutual written agreement of Acquiror and the Supporting Holder, following any material modification or amendment to, or the waiver of any provision of, the Merger Agreement as in effect on the date hereof, (i) that reduces the aggregate amount or form of consideration payable to the Supporting Holder in respect of such Supporting Holder’s Acquiror Subject Shares in a manner that is materially and disproportionately adverse to such Supporting Holder relative to other Acquiror Stockholders, or (ii) that modifies the conditions of the obligations of the parties to the Merger Agreement to consummate the transactions contemplated therein in a manner that adversely affects in any material respect the Supporting Holder (any such amendment, modification, or entry, an “Adverse Amendment”). Upon termination of this Agreement, no party shall have any further obligations or liabilities under this Agreement; provided, however, that the provisions of this Article V shall survive any termination of this Agreement.

5.3           Amendments and Waivers. Any provision of this Agreement may be amended or waived if such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement or, in the case of a waiver, by each party against whom the waiver is to be effective. The waiver by any party of a breach of any term or provision of this Agreement shall not be construed as a waiver of any subsequent breach. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

5.4           Expenses. All fees and expenses incurred in connection herewith shall be paid by the party incurring such fees and expenses, whether or not the Mergers are consummated, except as expressly provided otherwise herein or in the Merger Agreement; provided, that in the event of any Legal Proceeding arising out of or relating to this Agreement, the non-prevailing party in any such Legal Proceeding will pay its own expenses and the reasonable documented out-of-pocket expenses, including reasonable attorneys’ fees and costs, reasonably incurred by the prevailing party.

5.5           Entire Agreement; Assignment. This Agreement, together with the Merger Agreement and the other documents and certificates delivered pursuant hereto, constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement. This Agreement shall not be assigned by any party (including by operation of law, by merger or otherwise) without the prior written consent of (a) Acquiror, in the case of an assignment by the Supporting Holder (other than in the case of a Permitted Transfer) and (b) the Supporting Holder, in the case of an assignment by Acquiror. Any assignment in violation of this Section 5.5 shall be null and void ab initio.

5.6           Enforcement of the Agreement. The parties agree that irreparable damage may occur in the event that the Supporting Holder did not perform any of the provisions of this Agreement in accordance with their specific terms or otherwise breached any such provisions, and that monetary damages, even if available, would not be an adequate remedy therefor. It is accordingly agreed that Acquiror may be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in addition to any other remedy to which they are entitled at law or in equity without the requirement to post any bond or other security. Any and all remedies herein expressly conferred upon Acquiror will be deemed cumulative with and not exclusive of any other remedy conferred hereby or by Law or equity upon Acquiror, and the exercise by Acquiror of any one remedy will not preclude the exercise of any other remedy.

5.7           Jurisdiction; Waiver of Jury Trial; Governing Law. This Agreement and all related Legal Proceedings shall be governed by and construed in accordance with the internal Laws of the State of Nevada, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Nevada or any other jurisdiction) that would cause the application of the Law of any jurisdiction other than the State of Nevada. THE PARTIES HERETO EACH HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION (I) ARISING UNDER THIS AGREEMENT OR (II) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS RELATED HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY, OR OTHERWISE. THE PARTIES HERETO EACH HEREBY AGREE AND CONSENT THAT ANY SUCH CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT THE PARTIES HERETO MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY. The parties hereto expressly incorporate by reference Section 11.14(a) (addressing jurisdictional matters) and Section 11.14(b) (addressing service of process matters) of the Merger Agreement to apply to this Agreement mutatis mutandis, with references to the Merger Agreement therein deemed to reference this Agreement and references to the “Parties” thereunder deemed to reference the parties hereto.

5.8           Descriptive Headings. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

5.9           Parties in Interest. This Agreement shall be binding upon and inure to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to confer any rights or remedies of any nature whatsoever under or by reason of this Agreement upon any person other than each party hereto.

5.10        Severability. Whenever possible, each provision of this Agreement will be interpreted in such a manner as to be effective and valid under applicable Law, but if any term or other provision of this Agreement is held to be invalid, illegal or unenforceable under applicable Law, all other provisions of this Agreement shall remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party hereto. Upon such determination that any term or other provision of this Agreement is invalid, illegal or unenforceable under applicable Law, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties hereto as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

5.11         Counterparts; Electronic Signatures. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement. The words “execution,” “signed,” “signature,” and words of like import in this Agreement or in any other certificate, agreement or document related to this Agreement or the other Ancillary Agreements shall include images of manually executed signatures transmitted by facsimile or other electronic format (including, “pdf”, “tif” or “jpg”) and other electronic signatures (including DocuSign and AdobeSign). The use of electronic signatures and electronic records (including, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act and any other applicable law. Minor variations in the form of the signature page, including footers from earlier versions of this Agreement or any such other document, shall be disregarded in determining the party’s intent or the effectiveness of such signature.

5.12         Interpretation. The words “hereof,” “herein,” “hereby,” “herewith” and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement, and article, section, paragraph and schedule references are to the articles, sections, paragraphs and schedules of this Agreement unless otherwise specified. Whenever the words “include,” “includes” or “including” are used in this Agreement they shall be deemed to be followed by the words “without limitation.” The words describing the singular number shall include the plural and vice versa, words denoting either gender shall include both genders and words denoting natural persons shall include all persons and vice versa. The word “extent” and the phrase “to the extent” when used in this Agreement shall mean the degree to which a subject or other things extends, and such word or phrase shall not merely mean “if.” The term “or” is not exclusive. The phrases “the date of this Agreement,” “the date hereof,” “of even date herewith” and terms of similar import, shall be deemed to refer to the date set forth in the preamble to this Agreement. Any reference in this Agreement to a date or time shall be deemed to be such date or time in New York, New York, unless otherwise specified. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any person by virtue of the authorship of any provision of this Agreement.

5.13         Further Assurances. The Supporting Holder agrees that if any further agreements, deeds, assignments, assurances or other instruments are reasonably necessary to effectuate the covenants in this Agreement, the Supporting Holder will, upon reasonable written request of the Supporting Holder by Acquiror, execute and deliver all such proper agreements, deeds, assignments, assurances and other instruments and take other reasonable action as permissible to do all other things reasonably necessary to effectuate the covenants in this Agreement and otherwise to carry out the purposes of this Agreement.

5.14         No Agreement as Director or Officer. The Supporting Holder is entering into this Agreement solely in the Supporting Holder’s capacity as record and/or beneficial owner of Subject Shares and nothing herein is intended to or shall limit, restrict or otherwise affect any votes or other actions taken by the Supporting Holder, or any employee, officer, director (or person performing similar functions), partner or other Affiliate of the Supporting Holder (including, for this purpose, any appointee or representative of the Supporting Holder to the board of directors of the Acquiror) of the Supporting Holder, solely in his or her capacity as a director or officer of the Acquiror (or a subsidiary of the Acquiror) or other fiduciary capacity for the stockholders of the Acquiror.

5.15         No Ownership Interest. Nothing contained in this Agreement will be deemed to vest in Acquiror any direct or indirect ownership or incidents of ownership of or with respect to the Subject Shares. All rights, ownership and economic benefits of and relating to the Subject Shares shall remain vested in and belong to the Supporting Holder, and Acquiror shall have no authority to manage, direct, superintend, restrict, regulate, govern or administer any of the policies or operations of the Acquiror or exercise any power or authority to direct the Supporting Holder in the voting of any of the equity securities of the Acquiror, except as otherwise provided herein with respect to the Subject Shares. Except as otherwise set forth in Section 1, the Supporting Holder shall not be restricted from voting in favor of, against or abstaining with respect to any other matters presented to the Acquiror Stockholders. Without limiting the foregoing, nothing in this Agreement shall obligate or require the Supporting Holder to exercise an option to purchase any equity securities of the Acquiror.

[Signature Pages Follow.]

The parties are executing this Agreement on the date set forth in the introductory clause.

FG MERGER II CORP.

By:	/s/ Larry Swets
Name:	Larry Swets
Title:	Chief Executive Officer

SUPPORTING HOLDER Number of Shares of Acquiror Common Stock: 1,402,910

FG MERGER INVESTORS II LLC

By:	/s/ Hassan Baqar
Name:	Hassan Baqar
Title:	Manager
Address:	104 South Walnut, Unit 1A, Itasca, IL 60143
Email:	hbaqar@sequoiafin.con